UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2005

_________________________________________________________________________________

EGPI FIRECREEK, INC.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Nevada	000-32507	88-0345961
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ  85253

(Address of principal executive offices)  (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

Energy Producers, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: This 8-K/A (Amendment No. 2) adds additional information via Item 7.01 and Item 8.01 to the Form 8-K current report Item 7.01 and Item 8.01 filed on February 22, 2005 and Form 8-KA (Amendment No. 1) filed March 1, 2005, further adding an additional Exhibit 99.3 to Item 9.01(c).

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 8.01 OTHER EVENTS

Regarding the 15 February, 2005 Confirmation (Protocol) Agreement, the Registrant hereby furnishes an addendum Agreement effective 7 March 2005 between DAC, Inc., a Pennsylvania Corporation (“DAC”), EGPI Firecreek, Inc. (“EGPI”), and Firecreek Petroleum, Inc. (“Firecreek”). Registrant further confirms the formal signing of the Confirmation Agreement by DAC, Inc., David A. Christian, President (originally furnished as Exhibit 99.2 to the Form 8-K/A filed March 1, 2005) and re submitted herewith as Exhibit 99.2.1 with all signatures attached thereto.

The addendum Agreement establishes additional terms and provisions to the Confirmation (Protocol) Agreement of 15 February 2005 whereby Firecreek and DAC have established a relationship with InterOilGas (“InterOilGas”) and International Integration Oil and Gas Syndicate (“Minneftegazstroi”) regarding Russian oil fields, and whereas pursuant to the General Agreement, Minneftegazstroi, TSG, Firecreek and EGPI will enter into operating agreements covering one or more Russian oil fields, pursuant to which the Registrant via Firecreek, its wholly owned subsidiary, will have effective control of such fields.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits

No.                          Description

99.2.1

Fully executed Confirmation (Protocol) Agreement dated February 15, 2005

99.3

Agreement between DAC, Inc., a Pennsylvania Corporation, EGPI Firecreek, Inc. and Firecreek Petroleum, Inc. effective March 7, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 9, 2005

EGPI FIRECREEK, INC.

(formerly Energy Producers, Inc.)

By:   /s/  Dennis R. Alexander

Dennis R. Alexander

Chairman and CFO

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